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                                                                    EXHIBIT 24.2


                               POWER OF ATTORNEY


        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patrick J. Haynes, III, Mark J. Nielsen and Scot
M. McCormick, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign on his behalf individually and in each capacity stated below any amendment (including pre- and post-effective amendments) to the Registration Statement on Form SB-2 (Registration No. 333-65133) of Avery Communications, Inc. filed with the Securities and Exchange Commission on September 30, 1998, and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in fact and agents, and each of them (with full power to each of them to act alone), full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in fact and agents and either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.



Dated May 12, 1999                              /s/ MARK J. NIELSEN
                                                ------------------------
                                                Mark J. Nielsen